Exhibit 99.1


                                     Contact:    Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 201-833-1466
                                                 richard@richarddukas.com


MOBIUS Financial News Release

For Immediate Release

               MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS PRELIMINARY
                        FISCAL FIRST QUARTER 2005 RESULTS

Rye, NY, October 1, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today reported that it anticipates fiscal first quarter revenues will be in the range of $17.0 to $18.0 million, which is expected to result in a net loss in the range of $0.05 to $0.07 per share.

"We are disappointed that we missed our previous revenue guidance of between $20 and $22 million for the fiscal first quarter of 2005," said Mitch Gross, President and CEO of Mobius. "A significant contributor to the shortfall was one particularly large opportunity that slipped out of the quarter, and which we now expect to close early in the December quarter. In addition to a seasonally slow fiscal first quarter, we continue to sell into a challenging market that has been impacted by uncertainty over the direction of the economy, as well as domestic and global geopolitical events. In this environment, a few deals moving from one quarter to the next can have a significant impact on short-term performance."

Mr. Gross continued, "We are addressing these market challenges by modifying our pipeline-


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building and sales execution process starting in the last quarter. While we believe these changes will bear fruit, the benefits have yet to be realized. I remain confident in our product offerings and our people, as well as in our long-term prospects, and will provide additional comments on our business outlook in our earnings release and conference call later this month."

Mobius will announce its fiscal first quarter results on October 27 and will host a conference call and Webcast.



About Mobius
------------

Mobius Management Systems, Inc. (http://www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The Company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; e-mail and records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The Company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia and Japan, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, changes in accounting for employee stock options and the impact of recently enacted and proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.